SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-5686
SERIES NO.: 6

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Cash Reserve Shares            $  3,763
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $    869
              Class C                        $    338
              Class R                  $     76
              Investor Class                 $  2,233

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Cash Reserve Shares            $000.0054
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.0029
              Class C                        $000.0041
              Class R                        $000.0041
              Investor Class                 $000.0067

74U.     1.   Number of shares outstanding (000's Omitted)
              Cash Reserve Shares            $605,222
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                        $267,403
              Class C                        $ 76,220
              Class R                        $ 16,541
              Investor Class                 $321,619

74V.     1.   Net asset value per share (to nearest cent)
              Cash Reserve Shares           $   1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $  1.00
              Class C                        $  1.00
              Class R                        $  1.00
              Investor Class                 $  1.00